For Immediate Release


Airtrax Appoints Seasoned Financial Veteran and Board Member to Chairman of the Board

Blackwood, New Jersey -- September 5, 2006 -- Airtrax, Inc. (OTCBB: AITX), a developer of patented Omni-Directional technology with military and commercial applications, today announced that the Company's Board of Directors has elected Board member Andrew Guzzetti as Chairman of the Board. The position was previously held by former CEO Peter Amico, who passed away on August 25, 2006.

Mr. Guzzetti has been a consultant to the Company for a number of years. Since September 2004, Mr. Guzzetti has served as Managing Director of the Private Client Group at McGinn Smith and Co., Inc., an investment banking and retail brokerage firm, where he is responsible for wealth management for high-net worth individuals. From February 2004 to September 2004, Mr. Guzzetti served as Managing Director of the Private Client Division at The Keystone Equities Group. From February 2002 to February 2004, Mr. Guzzetti worked as a capital formation consultant, where he advised start-up public and private companies on fundraising strategies. From November 1995 to February 2002, Mr. Guzzetti served as Senior Vice President and Branch Manager for Salomon Smith Barney in Mount Laurel, New Jersey, where he significantly grew revenues and increased the financial consultant population through recruitment and training. From March 1990 to July 1992, Mr. Guzzetti's was Vice President, Branch Manager of Shearson/Smith Barney in Clearwater, Florida. Mr. Guzzetti received a B.A. in Economics from Utica College in 1969. Mr. Guzzetti is a teaching adjunct at Temple University teaching a course entitled entrepreneurship at the undergraduate and graduate level.

The Board of Directors collectively feels that Mr. Guzzetti is highly experienced in the capital markets and feels that he can lead this Board as the company moves to the next level.

Mr. Guzzetti stated, "Since joining the Board, I have learned a great deal about the Company's business plan and the unmet global market place need for our Omni-Directional technology and the opportunity it represents for Airtrax's shareholders. Now, I am ready to face the challenges and capitalize on the opportunity to lead the Board as its new Chairman and advise the Airtrax management team during this period of transition and beyond."

About Airtrax, Inc.:
A U.S.-based developer of Omni-Directional technology, Airtrax designs and manufactures Omni-Directional vehicles. The Airtrax patented wheel was designed and developed by Airtrax after receiving a technology transfer from the US Navy in the form of a Cooperative Research and Development Agreement (CRADA).

The SIDEWINDER(TM) Omni-Directional Lift Truck and the Airtrax Cobra(TM) aerial work platforms (AWPs) are the first Omni-Directional vehicles using Omni-Directional technology and the patented Airtrax wheel to be commercially produced. The nearly maintenance-free drive system design also reduces maintenance costs, delivering cost efficiencies to companies both large and small. The Airtrax patented Omni-Directional wheel is manufactured exclusively for Airtrax vehicles.

Airtrax has developed business partnerships, received orders, and shipped SIDEWINDER trucks to California, Wisconsin, Arkansas, Ohio, New Jersey, Kentucky, Florida, and Pennsylvania in the United States, and internationally to the United Kingdom, Japan, Spain, Panama, New Zealand, Canada, and South Africa.

For more information and to view a must-see product demonstration, visit www.airtrax.com or http://www.equityperformancegroup.com/clients_airtrax.php.


    For further information, contact:

    At the Company:
    Airtrax Inc.
    856-232-3000
    http://www.airtrax.com

    Investor Relations:
    Equity Performance Group
    Don Wilkinson
    617-723-0070
    don@equityperfgp.com
    http://www.equityperformancegroup.com

The Private Securities Litigation Reform Act of 1995 provides a "Safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involved risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.